Exhibit 99.2

Greenridge Global: Positive Developments At Society Pass Inc. (Nasdaq: SOPA) Overlooked By The Market

Society Pass Incorporated

NEW YORK, Dec. 23, 2025 (GLOBE NEWSWIRE) — Society Pass Incorporated (Nasdaq: SOPA) (“SOPA” or the “Company”), Southeast Asia’s (SEA) next generation e-commerce ecosystem, today highlights a recent equity research report on Society Pass Inc. from Greenridge Global LLC (“Greenridge”) as published on December 22, 2025.

Click Here (on Society Pass website) to view the full Greenridge Global Equity Research Report.

Summary Points from Greenridge’s Report:

●	NusaTrip Completes IPO & Forges Ahead with Growth Plans: NusaTrip Inc [Nasdaq: NUTR] completed its IPO on August 18, 2025, raising a total of $17,250,000. Over the last two years, NusaTrip veered from the B2C channel and refocused on B2B, partnering with Agoda and other OTAs on flights and deepening relationships with airline carriers around SEA. This was done while redeveloping its software to enable it to be the low-cost provider with the biggest supply on SEA routes, which has led to significant growth over the course of 2025, including over $100 million in GMV with Agoda on a quarterly basis. This top and bottom-line growth should only accelerate after it connects with Agoda for hotels, and expands its higher margin ancillary products and services, like seat selection and travel insurance. As it continues to build its airline and hotel relationships, Greenridge expects NusaTrip to eventually move into the higher margin B2C space. NUTR is currently priced at $9.00 per share, giving a value to SOPA of $126,000,000, based on the 14.0 million shares it holds. Unfortunately, NUTR’s stock seems to have been swept up in the trading halts that have hit other recently listed companies, with the key difference being that those companies had been doing little in terms of press releases, conference presentations, and investor outreach. Greenridge expects the halt to be lifted in the near future.

●	TMG Set For IPO: Thoughtful Media Group Inc‘s [Nasdaq: TMGX] IPO has been in the works for some time, but appears to have been slowed by the shutdown and delays with Nasdaq, which seems to be the case for many listings. The underlying business has undergone changes, with the MCN business in decline. TMG is focusing on maintaining its MCN business by expanding into other channels, like Facebook and TikTok, while offering more incentives and perks to content creators. More importantly, the much higher margin Premium business has become the focus of TMG, and should see increased demand around SEA from recent marketing efforts and from business coming via NusaTrip and its partners. Of the roughly $17,250,000 being raised in the IPO, TMG plans to use the funds for M&A and market expansion opportunities. At a possible $4.00 IPO price (the low end of the range), TMG would have a pre-money valuation of $71.2 million. SOPA has had to escrow 3,000,000 shares of TMG relating to a court case filed in 2019 over a stock warrant. From a valuation standpoint, to be conservative, Greenridge believes SOPA’s 13,000,000 shares of TMG could be valued at $52,000,000.

●	Entering The AI Business Via Acquisitions: Last week, the Company announced it would acquire and operate AI software and infrastructure companies in SEA, Europe and North America. The demand in this space, using the cash and listed vehicle to enter this market seems like a reasonable next step. Management has been unable to disclose its plans in greater detail, but noted in the press release that deals are expected in the next few months.

●	Model Update: Greenridge’s updated model reflects corporate overhead and the financial results from SOPA’s two key operating assets, NusaTrip and Thoughtful Media. Greenridge’s new estimates call for 2025 Revenue of $7.4 million with a loss of $0.15 per share, and $0.16 per share of earnings in 2026 on Revenue of $18.2 million. Greenridge believes the Company’s potential 2026 growth is a reflection of the strong growth potential expected with NusaTrip from its flight and hotel expansion with Agoda, and should be a starting point for the potential NUTR has to expand its business.

●	Operational Right-sizing & AI Integration: From a corporate standpoint, management has replaced numerous back-office jobs with AI and invested in software upgrades that are helping NusaTrip in particular grow. Greenridge visited SOPA’s office twice in the second half of 2025 and can attest that management is running a tight, cost control focused operation. The Company has seen management and Board changes, however based on meetings and conversations with CEO Ray Liang and CFO Yee Siong Tan, along with NusaTrip’s CEO Anson Neo, Greenridge is confident in the direction of the Company. SOPA has financed operations through small private placements, and more recently, a $1.88 million ATM offering and a $4.3 million convertible note, with funds going to cover IPO-related fees for NUTR and TMGX.

●	Maintaining Rating & Reducing Target Price: There have been numerous updates since Greenridge’s last report, and Greenridge believes that the Company seems to be in a strong position with cash on hand after the first of its two IPOs, what looks to be a very strong NusaTrip business with a lot of blue sky ahead, and the potential for value add acquisitions in the AI space. The stock seems to be pricing none of this in as it trades below net cash. Greenridge is optimistic on the near term and long-term outlook on Society Pass and its operating assets, and as such are reiterating our Buy rating. Based on valuation, Greenridge is reducing its target price from $45.00 to $25.00 given the changes since the last update. Greenridge’s target price is based on the current market value of SOPA’s holding in NUTR shares, and 50% of the expected IPO value of its shareholding in TMGX (excluding the escrowed shares). Greenridge believes that the discount is likely due to the fact the second IPO has not yet completed.

About Society Pass Inc.

Founded in 2018 as an e-commerce ecosystem in the fast-growing markets of Vietnam, Indonesia, Philippines, Singapore and Thailand, which account for more than 80% of the SEA population, and with offices located in Bangkok, Ho Chi Minh City, Jakarta, Manila, and Singapore, Society Pass Incorporated (Nasdaq: SOPA) is an acquisition-focused holding company operating 3 interconnected verticals (digital media, travel, and lifestyle). Society Pass leverages technology to tailor a more personalised experience for customers in the purchase journey and to transform the entire retail value chain in SEA.

Society Pass completed an initial public offering and began trading on the Nasdaq under the ticker SOPA in November 2021.

For more information on Society Pass, please visit:

Website at https://www.thesocietypass.com or

LinkedIn at https://www.linkedin.com/company/societypass or

Facebook at https://www.facebook.com/thesocietypass or

X at https://twitter.com/society_pass or

Instagram at https://www.instagram.com/societypass/.

Cautionary Note Concerning Forward-Looking Statements\

This press release contains “forward-looking statements” within the meaning of the “safe harbour” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s intended M&A strategies, including possible future IPOs as well as the future performance or valuation of its stock . You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning. Forward-looking statements represent Society Pass Incorporated’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including the trading price and volatility of Society Pass Incorporated’s common stock and risks relating to Society Pass Incorporated’s business, identify potential acquisition target and proposed IPO of Thoughtful Media.

Media Contact:

Raynuald LIANG

Chief Executive Officer

ray@thesocietypass.com